U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K/A
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 23, 2003

                          Commission File No. 333-57818

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                             INNERSPACE CORPORATION
        (Exact name of small business issuer as specified in its charter)

           Delaware                                      58-2604254
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                          6595G Roswell Road, Suite 222
                           Atlanta, Georgia 30328-3152
                    (Address of principal executive offices)

                                 (770) 730-9440
                           (Issuer's telephone number)


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Item 4.

We reported on January 22, 2003, that we dismissed our principal certified public accountants for the past three years, Kingery, Crouse & Hohl, P.A. The accountants' report on our financial statements dated June 25, 2002 contained no adverse opinion or disclaimer of opinion. Nor were any reports on our financial statements qualified or modified as to uncertainty, audit scope, or accounting principles, except that our accountants' opinion did contain a going concern qualification and such financial statements did not contain any adjustments for uncertainties stated therein.

The decision to dismiss the accountants was recommended and approved by our Board of Directors.

During the two most recent fiscal years and any subsequent interim period preceding the date of dismissal, we had no disagreement with our former accountants on:

(i)       any matter of accounting principles or practices;
(ii)      financial statement disclosure; or
(iii) auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report. No such scenario existed among the Registrant and its former accountants.

We have submitted the certified public accountants' response to this Form 8-K attached hereto as Exhibit I.

We have retained as our certified public accountants the firm of Epstein, Weber & Conover PLC. The date of the engagement of Epstein, Weber & Conover PLC was January 22, 2003.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Arkin, President, Chief Executive Officer, and Chairman

Dated May 30, 2003



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